SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Kubient, Inc.
(Name of Registrant as Specified In Its Charter)
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500 7TH AVENUE, 8TH FLOOR
NEW YORK, NY
(800) 409-9456
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2022
To the Stockholders of
Kubient, Inc.:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Meeting”) of Kubient, Inc. (the “Company”) will be held on Wednesday, May 25, 2022 at 2:00 p.m. Eastern Time, in a virtual meeting format only, via live webcast at www.virtualshareholdermeeting.com/KBNT2022. A list of stockholders entitled to vote at the Meeting will be available for inspection during the ten days prior to the Meeting at www.proxyvote.com, as well as during the Meeting at www.virtualshareholdermeeting.com/KBNT2022.
The Meeting will be held for the following purposes:
(1)	To elect seven (7) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
(2)	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
(3)	To transact such other business as may properly come before the Meeting or any adjournments thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
In accordance with Securities and Exchange Commission rules that allow us to furnish our Proxy Materials over the Internet, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Proxy Materials. The Notice contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the Proxy Materials.
As stated above, we have adopted a virtual format for the Meeting. In order to virtually attend the Meeting, you must register at www.virtualshareholdermeeting.com/KBNT2022. You will find more information on the matters for voting in the Proxy Statement on the following pages. If you are a stockholder of record, you may vote by mail, by toll-free telephone number or, by using the Internet.
Your vote is important! We strongly encourage you to exercise your right to vote as a stockholder. Please sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, call the toll-free number or log on to the Internet. You may revoke your proxy at any time before it is exercised.
You will find instructions on how to vote beginning on page 5. Most stockholders vote by proxy and do not attend the Meeting in person via the Internet. However, as long as you were a stockholder at the close of business on April 11, 2022, you have the right to vote on the proposals being presented at the Meeting, such that you are invited to virtually attend the Meeting, or to send a representative.
By Order of the Board of Directors

/s/ Paul Roberts

Paul Roberts
Chief Executive Officer, Chief Strategy Officer, President and Chairman
New York, New York
April 15, 2022

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 25, 2022: This Proxy Statement is available on the Internet at www.proxyvote.com. On this site, you will be able to access our 2022 Proxy Statement and our 2021 Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and all amendments or supplements to the foregoing material that are required to be furnished to stockholders.

KUBIENT, INC.
500 7TH AVENUE, 8TH FLOOR
NEW YORK, NEW YORK 10018
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2022
The enclosed proxy is being solicited on behalf of the board of directors of Kubient, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on Wednesday, May 25, 2022 at 2:00 p.m. Eastern Time, in a virtual meeting format only, via live webcast at www.virtualshareholdermeeting.com/KBNT2022, or at such other time and place to which the Meeting may be adjourned. A list of stockholders entitled to vote at the Meeting will be available for inspection during the ten days prior to the Meeting at www.proxyvote.com, as well as during the Meeting. Proxies, together with copies of this Proxy Statement, are being mailed to stockholders of record entitled to vote at the Meeting on or about April 15, 2022.
Execution and return of the enclosed proxy will not affect a stockholder’s right to attend the Meeting and to vote in person at the virtual Meeting. Any stockholder executing a proxy retains the right to revoke such proxy at any time prior to exercise at the Meeting. A proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later proxy or by voting the shares in person at the Meeting. If you virtually attend the Meeting and vote in person by ballot, your proxy will be revoked automatically and only your vote at the Meeting will be counted. A proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by those named in the proxy “FOR” the election as directors of those nominees named in the Proxy Statement, “FOR” the approval of each of the other proposals described in this Proxy Statement, and in accordance with their best judgment on all other matters that may properly come before the Meeting. The enclosed form of proxy card provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the proxy. If you wish to grant authority to vote for all nominees, check the box marked “FOR.” If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD.” If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the proxy in the space provided.
RECORD DATE AND VOTING SECURITIES
Only stockholders of record at the close of business on April 11, 2022, are entitled to notice of, and to vote at, the Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Meeting. On the record date of April 11, 2022, the Company had 14,356,935 outstanding shares of its common stock, $0.00001 par value (the “common stock”) held of record by 37 holders.
QUORUM AND VOTING
The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding is necessary to constitute a quorum. Holders of common stock are entitled to one vote for each share of common stock held on each matter to be voted on at the Meeting including the election of directors. All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on matters presented at the Meeting and will have the same effect as negative votes (other than the election of directors) whereas broker non-votes will not be counted for purposes of determining whether a matter has been approved.

Assuming the presence of a quorum, the following paragraphs describe the vote required by the stockholders of record to approve each of the proposals set forth in this Proxy Statement.
•
Proposal One. The seven nominees receiving the greatest number of votes of the shares of common stock outstanding present in person or represented by proxy at the Meeting and entitled to vote shall be deemed elected even if they receive the affirmative vote of less than a majority of the shares of common stock outstanding entitled to be voted at the Meeting.

•
Proposal Two. The affirmative vote of the holders of a majority of the shares of common stock outstanding entitled to vote at the Meeting and present in person or by proxy, is required for the ratification of the appointment of Marcum LLP as our independent registered public accounting firm.

The board of directors recommends a vote “FOR” each of proposals set forth in this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS
Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.
Why am I receiving these materials?
The Company has made these materials available to you on the Internet in connection with the Company’s solicitation of proxies for use at the Meeting, and at any postponement(s) or adjournment(s) thereof. These materials are first being sent or given to stockholders on or about April 15, 2022. This Proxy Statement gives you information on how to vote your proxy, and the proposals to be presented at the Meeting so that you can make an informed decision.
In this Proxy Statement, we refer to Kubient, Inc. as the “Company,” “we,” “us” or “our.”
What is included in these materials?
These materials (the “Proxy Materials”) include:
•	This Proxy Statement for the Meeting; and
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022 (the “Annual Report”).
If you requested printed versions of these Proxy Materials by mail, these materials also include the proxy card or voting instruction form for the Meeting.
How can I get access to the Proxy Materials?
We are pleased to take advantage of SEC rules that allow us to furnish our Proxy Materials, including, over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) instead of a paper copy of the Proxy Materials. The Notice contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the Proxy Materials. All stockholders who do not receive the Notice will receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by e-mail. This process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing the Proxy Materials. This Proxy Statement and the Annual Report are available at www.proxyvote.com.
How do I participate in the Meeting?
A: This year’s Annual Meeting will be accessible through the Internet. We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully and equally, and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location, and enables us to protect the health and safety of all attendees, particularly in light of the on-going COVID-19 pandemic. You are entitled to participate in the Meeting if you were a stockholder as of the close of business on April 11, 2022, the record date, or hold a valid proxy for the meeting.
On the day of the Meeting, stockholders may begin to log in to the virtual-only Meeting 15 minutes prior to the Meeting at www.virtualshareholdermeeting.com/KBNT2022. The Meeting will begin promptly at 2:00 p.m. Eastern Time.
Our virtual Meeting will allow stockholders to submit questions before and during the Meeting. During a designated question and answer period at the Meeting, we will respond to appropriate questions submitted by stockholders.

What items of business will be voted on at the Meeting?
The items of business scheduled to be voted on at the Meeting are:
(1)	To elect seven (7) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
(2)	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
(3)	To transact such other business as may properly come before the Meeting or any adjournments thereof.
How does the board of directors recommend that I vote?
The board of directors recommends a vote “FOR” each of proposals set forth in this Proxy Statement.
Who can vote at the Meeting?
Stockholders who owned shares of our common stock on April 11, 2022 (the “Record Date”) may attend and vote at the Meeting.
How many votes am I entitled to per share?
Each share of common stock entitles the holder thereof to one vote on each proposal at the Meeting.
There were 14,356,935 shares of common stock outstanding on the Record Date. There are no cumulative voting rights. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Other Information — Security Ownership of Certain Beneficial Owners and Management”.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
If your shares are registered directly in your name through Computershare Limited, the Company’s transfer agent, you are considered a “stockholder of record.” If your shares are held in a brokerage account or bank, you are considered a “street name” holder.
How do I vote if shares are registered in my name (as a stockholder of record)?
By Mail: Sign, date and return the enclosed proxy card in the postage paid envelope provided.
By Telephone or Internet: Call the toll-free number listed on your proxy card, log on to the website listed on your proxy card or scan the QR code on your proxy card and follow the simple instructions provided.
By Attending the 2022 Annual Meeting on the Internet: Withdraw your earlier proxy and vote at the Annual Meeting via the Internet.
The telephone and Internet voting procedures are designed to allow you to vote your shares and to confirm that your instructions have been properly recorded consistent with applicable law. Please see your proxy card for specific instructions. Stockholders who wish to vote over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and that there may be some risk a stockholder’s vote might not be properly recorded or counted because of an unanticipated electronic malfunction.
How do I vote if my shares are held in “street name?”
You should give instructions to your broker on how to vote your shares.
If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.”
All proposals other than the ratification of appointment of the independent registered public accounting firm (Proposal 2) are considered non-routine matters. Accordingly, your broker will not have the discretion to vote shares as to which you have not provided voting instructions with respect to any of these matters. Ratification of the appointment of the independent registered public accounting firm is considered a routine matter, so there will not be any broker non-votes with respect to that proposal.

What is the proxy card?
The proxy card enables you to appoint Paul Roberts, our Chief Executive Officer and Chairman of the Board, and Joshua Weiss, our Chief Financial Officer, as your representatives at the Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Meeting, it is strongly recommended you complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxy will vote your shares, under your proxy, according to their best judgment to the extent permissible by applicable law.
Can I revoke my proxy or change my vote after I have voted?
If your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:
•	By delivering a written notice of revocation to the Secretary of the Company;
•	By executing and delivering another proxy that bears a later date;
•	By voting by telephone at a later time;
•	By voting over the Internet at a later time; or
•	By voting in person at the meeting on the Internet.
If your shares are held in street name, you must contact your broker to revoke your proxy.
How are votes counted?
In tallying the results of the voting, the Company will count all properly executed and unrevoked proxies that have been received in time for the Meeting. To hold a meeting of stockholders, a quorum of the shares (which is a majority of the shares outstanding and entitled to vote) is required to be represented either in person or by proxy at the Meeting. Abstentions and broker non-votes will be counted in determining whether a quorum was present for the Meeting.
What are my options when voting for directors (Proposal 1)?
When voting to elect directors, you have three options:
•	Vote FOR a nominee;
•	Vote AGAINST a nominee; or
•	ABSTAIN from voting on a nominee.
In the election of directors, each nominee will be elected by a vote of the majority of votes cast. A majority of votes cast means that the number of shares voted “FOR” a nominee’s election must exceed the number of shares voted “AGAINST” such nominee. Each nominee receiving a majority of votes cast “FOR” his or her election will be elected. If you elect to “ABSTAIN” with respect to a nominee for director, the abstention will not impact the election of such nominee.
Election of directors is considered a non-routine matter. Accordingly, broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and will not impact the election of such nominee. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.
What are my options when voting on any other proposals (Proposals 2, and if applicable, 3)?
When voting on any other proposal, you have three options:
•	Vote FOR a given proposal;
•	Vote AGAINST a given proposal; or
•	ABSTAIN from voting on a given proposal.

Each of Proposals 2 and 3 requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the proposal. If you indicate on your proxy card that you wish to “ABSTAIN” from voting on any of Proposals 2 or 3, your shares will not be voted on that proposal. Abstentions are not counted in determining the number of shares voted “FOR” or “AGAINST” any proposal but will be counted as present and entitled to vote on the proposal. Accordingly, an abstention will have the effect of a vote against the proposal.
Broker non-votes are not counted in determining the number of shares voted for or against any proposal and will not be counted as present and entitled to vote on either of Proposals 2 or 3.
How will my shares be voted if I sign and return my proxy card with no votes marked?
If you sign and return your proxy card with no votes marked, your shares will be voted “FOR” each of proposals set forth in this Proxy Statement.
How are proxies solicited and what is the cost?
The Company actively solicits proxy participation. In addition to this notice by mail, the Company encourages banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to stockholders, and reimburses them for their expenses. However, the Company does not reimburse its own employees for soliciting proxies.
Is my vote kept confidential?
Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.
Where do I find the voting results of the Meeting?
We will announce voting results at the Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Meeting.
Do I have any appraisal rights?
None of the Delaware General Corporation Law (the “DGCL”), our Amended and Restated Certificate of Incorporation nor our Amended and Restated Bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with the proposals at this Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.
Are there any other matters to be handled at the Meeting?
We are not currently aware of any business to be acted upon at the Meeting other than the proposals discussed in this Proxy Statement. The form of proxy accompanying this Proxy Statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Meeting and with respect to any other matters which may properly come before the Meeting or at any adjournment(s) or postponement(s) of the Meeting. If other matters do properly come before the Meeting, or at any adjournment(s) or postponement(s) of the Meeting, shares of our common stock, represented by properly submitted proxies, will be voted by the proxy holders in accordance with their best judgment to the extent permitted by applicable law.
Who can help answer my questions?
You can contact our Chief Financial Officer, Joshua Weiss, at finance@kubient.com or by sending a letter to Mr. Weiss at the Company’s headquarters at Kubient, Inc., 500 7th Avenue, 8th Floor New York, New York 10018, with any questions about the proposals described in this Proxy Statement or how to execute your vote.

PROPOSAL ONE
ELECTION OF DIRECTORS
The Company’s board of directors for the ensuing year will consist of seven (7) directors who are each to be elected at the Meeting for a term of office expiring at the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. It is intended that the persons named in the following table will be nominated as directors of the Company and that the persons named in the accompanying Proxy, unless otherwise directed, will vote for the election of such nominees at the Meeting. Each of the nominees has indicated their willingness to serve as a member of the board of directors, if elected. However, in the event any nominee shall become unavailable for election to the board of directors for any reason not presently known or contemplated, the Proxy holders will be vested with discretionary authority in such instance to vote the enclosed Proxy for such substitute as the board of directors shall designate.
The following slate of seven nominees has been nominated by the board of directors:
Name of Nominee	Age	Position(s)	Director Since
Paul Roberts	45	Chief Executive Officer, Chief Strategy Officer, President and Chairman	2017
Jonathan Bond(2)(4)*	64	Director	2021
Peter A. Bordes	58	Director	2019
Grainne Coen(1)(3)(4)*	49	Director	2019
Elisabeth H. DeMarse(1)(2)(3)(4)*	68	Director	2020
Lawrence Harris(2)(4)*	59	Director	2021
Jeannie Mun(1)(3)(4)*	45	Director	2020
*	Independent Director as defined by Nasdaq Rule 5605(a)(2).
(1)	Member of the Audit Committee.
(2)	Member of the Business Development and Marketing Committee
(3)	Member of the Compensation Committee
(4)	Member of the Nominating and Governance Committee
Paul Roberts has served as Chief Strategy Officer, President and Chairman since May 15, 2019, prior to which he acted as our Chief Executive Officer and Chairman since May 2017, overseeing the development and commercialization of our Company. Mr. Roberts served as our Interim Chief Executive Officer from October 31, 2020 until December 16, 2021, when the designation of “interim” was removed from Mr. Roberts’ title. From August 2012 to February 2018, Mr. Roberts was the Chief Executive Officer of CenterPoint Media LLC, an online marketing company that helped brands engage with their customers over lifestyle blogs. Mr. Roberts has over 15 years’ experience in digital media, with particular focus on the art of building companies from inception and shepherding those companies growth all the way to their initial public offering of securities. Accordingly, his background and experience also encompasses sales, marketing strategy, brand development and customer engagement, as such disciplines uniquely exist in the technology and advertising industries. From August 2012 to February 2018, Mr. Roberts was the Chief Executive Officer of CenterPoint Media LLC, an online marketing company that helped brands engage with their customers over lifestyle blogs. Mr. Roberts has also held positions at Logical SEO, Inc. d/b/a Logical Media Group from July 2011 to July 2012, TanzAct Media Inc. from November 2006 to November 2008, Yahoo! Inc. (NASDAQ:YHOO) from April 2005 to November 2006, Hotjobs.com, Ltd. (NASDAQ:HOTJ) from April 2005 to November 2006, and Attain Media, Inc. from October 2001 to February 2005. Mr. Roberts attended Long Island University.
Jonathan Bond has been a member of our board of directors since June 30, 2021. Mr. Bond is one of the advertising and marketing industry’s most recognized leaders and an entrepreneur with over 35 years of experience. He previously was the Co-Founder and Chief Executive Officer of Kirshenbaum Bond Senecal & Partners, LLC, an integrated advertising and media agency. Prior to his tenure at Kirshenbaum Bond Senecal & Partners, LLC, Mr. Bond served as the Chief Executive Officer of Big Fuel Communications, LLC (now part of Publicis Groupe S.A. (OTCMKTS: PUBGY)), one of the world’s largest social media agencies. He helped establish iballs LLC, one of the first online media agencies, which was sold to Avenue A Inc. (and later acquired as Avenue A / Razorfish by Microsoft Corporation) in July 2006. He also co-founded The Media Kitchen and Varick Media Management LLC under the

Kirshenbaum Bond Senecal & Partners, LLC umbrella. From August 2012 to December 2016, Mr. Bond was the founder of Maestro Management, LLC d/b/a Tomorro, an innovation consultancy. From January 2017 to June 2018, Mr. Bond was the Co-Chairman at The Shipyard, LLC, a full-service advertising agency focused on data science, which acquired Maestro Management, LLC d/b/a Tomorro. From June 2017 to July 2020, Mr. Bond was the Chairman and director of SITO Mobile, Ltd. (OTCMKTS:SITOQ), a digital brand insights platform. He has served as fractional Chief Marketing Officer of UCG, Inc. d/b/a Union Cannabis Group since August 2019. Additionally, since April 2013 he has served as a member of the board of advisors of Sonobi, Inc., an advertising technology developer. Since February 2021, he has been employed as the Chief Executive Officer and has served as a member of the board of directors of Signal Hill Acquisition Corp. (NASDAQ:SGHL), a special purpose acquisition company (“SPAC”), since February 2021 he has served as a member of the board of directors of Trajectory Alpha Acquisition Corp. (NYSE:TCOA), a SPAC, and since August 2020, as a member of the board of directors of PAWS, LLC d/b/a Halo Collar, a pet products company. Mr. Bond holds a Bachelor of Arts from Washington University (St. Louis).
Peter Anthony Bordes, Jr. has been a member of our board of directors since May 15, 2019 and served as the Company’s Chief Executive Officer from May 15, 2019 until October 31, 2020. From February 2021 to the present, Mr. Bordes has been employed as the Executive Chairman and Chief Executive Officer of Trajectory Alpha Acquisition Corp. (NYSE:TCOA.U), a SPAC, or blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or companies. Mr. Bordes also serves on the Board of Directors of Alfi, Inc. (NASDAQ: ALF) since March 2021 and is acting as Interim Chief Executive Officer since October 2021. Prior to joining the Company, from January 2011 to June 2019, Mr. Bordes acted as the Founder and Chief Executive Officer of OneQube, Inc., a digital Audience Management Platform, which enables its customers to develop, manage and market to custom digital audiences. Mr. Bordes continues to serve as Chairman of the Board of OneQube, Inc. From June 2004 to August 2011, Mr. Bordes was a Co-Founder and Chief Executive Officer of MediaTrust, a real-time performance marketing advertising exchange for direct response marketing. From November 2018 to June 2019, Mr. Bordes acted as the Chairman and Co-Founder of MainBloq, a cloud-based modular Full Stack Execution Management platform for trading digital currencies and investing in digital assets. From January 2017 to June 2019, Mr. Bordes worked as the Co-Founder and Director of TruVest a sustainable affordable housing, real estate investment, development and technology company. Mr. Bordes’ current board service includes seats on the board of directors of Beasley Broadcast Group (NASDAQ: BBGI), Brooklyn School of Music, New England College, Fraud.net, Hoo.be, Ocearch and RevTrax. Mr. Bordes holds a Bachelor of Arts from New England College.
Grainne Coen has been a member of our board of directors since October 2, 2019. Ms. Coen has over 20 years’ experience in financial and investment management. She is responsible for managing the financial and administrative aspects of the Company including finance and accounting, acquisitions, divestitures, financing transactions, financial structuring, insurance, taxes and human resources. Since February 2021, Ms. Coen has been employed as the Chief Financial Officer, President, Treasurer and Secretary of Signal Hill Acquisition Corp. (NASDAQ:SGHL), a SPAC. In November 2021, Ms. Coen became Co-Chairperson of Genesis Unicorn Capital Corp. (NASDAQ:GENQ), a SPAC. In June 2021, Ms. Coen joined the board of Commonwealth Credit Partners BDC I, Inc., a business development company. In May 2018, she founded and has remained a partner of Elevation Investment Partners, LLC, a diversified investment group operating in multiple industries both as strategic consultants and early stage investors. From August 2001 to December 2015, she was a principal and portfolio manager at Columbia Partners, LLC Investment Management, where she co-managed over $1 billion in assets held in the fund’s U.S. Small Cap Equity Fund. From September 1998 to March 2001, she was a General Partner at Kensington Partners, LLC, and from May 1996 to August 1998, she was employed at G&O Partners, LP. Since January 2015, Ms. Coen has also served as Co-Founder and Chairperson of AREA4, LLC, an experiential marketing agency. From March 2019 to December 2020, Ms. Coen served as Chair of the board of directors of ERIE ARMADA, Inc., a non-profit focused on the development of underserved communities in conjunction with New York City’s Parks and Trails Department. Ms. Coen holds a Bachelor of Science from London Guildhall University..
Elisabeth H. DeMarse has been a member of our board of directors since January 7, 2020. From February 2021 to the present, Ms. DeMarse has been employed as the Executive Chairman and Chief Executive Officer of Trajectory Alpha Acquisition Corp. (NYSE:TCOA.U), a Special Purpose Acquisition Company, or blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or companies. From 2012 to March 2016, Ms. DeMarse served as the President and Chief Executive Officer and chair of the board of directors of TheStreet, Inc. Ms. DeMarse diversified The Street, Inc. from a B2C ad supported retail stock picking business to B2B global M&A, data and news businesses. Ms. DeMarse spent 10 years as the Chief Marketing Officer for Bloomberg LP working directly for the founder, Michael Bloomberg. She is currently a member of the board of directors and a chair of the audit committee of Clever Leaves Holdings Inc. (NASDAQ: CLVR). Ms. DeMarse previously served as a member of the boards of directors of AppNexus, CreditCards.com, ZipRealty (ZIPR), InsWeb Corp (INSW), Internet Patents Corporation (INTP), Edgar-Online (EDGR), Heska Corporation (HSKA), Incredimail (MAIL), Stockgroup (SWB), LiveDeal (LIVE), YP.com (YP), Nedsense (NEDSE), All Star Directories and ProNoun. She is also a member of The Committee of 200.Ms. DeMarse holds a Bachelor of Arts from Wellesley College, and a Master of Business Administration from Harvard University.
Lawrence Harris has been a member of our board of directors since June 30, 2021. As the Founder and Chief Executive Officer of Alpha Precision Media, an adtech company that leverages Amazon’s data and technology to build brand value and turbocharge sales that was founded in August 2020, Mr. Harris is seeking to cement his place as a global leader in the advertising technology industry. From September 2019 to the present, Mr. Harris has also acted as the Managing Partner of Glarris Consulting LLC, which provides strategic advisory services to companies, organizations and startups. From October 2016 to December 2019, Mr. Harris served as the Chief Executive Officer of Sightly, a performance video advertising firm. Prior to that time, from July 2007 to June 2010, Mr. Harris was the co-founder and Chief Executive Officer of Ansible Mobile, an Interpublic Group mobile marketing company. From March 2015 to June 2016, he was the Chief Strategy Officer at Kiosked, a publisher of digital advertising, and from February 2012 to November 2014, he was the Chief Marketing Officer of PubMatic, Inc. (NASDAQ:PUBM), an advertising technology company. He has also served as an advisor to a number of companies in the advertising technology industry, including SafeGuard Privacy, Qntfy, Reset Digital, and Thunder11. Mr. Harris holds a Bachelor of Arts from Harvard University.
Jeannie Mun has been a member of our board of directors since January 7, 2020. From October 2020 to the present, Ms. Mun has served as the Chief Financial Officer of OwnBackup, Ltd., a cloud software data protection platform. In addition, from January 2016 to the present, Ms. Mun has been employed as a consultant for JMM Capital, LLC, a CFO advisory firm. From March 2015 to September 2015, she was the Chief Financial Officer of Oyster Books, a predecessor to the Google Books service. From February 2009 to February 2015, Ms. Mun was the Chief Financial Officer of MediaMath, Inc., a programmatic marketing technology provider. From May 2007 to January 2009, she was employed as a Vice President of Finance and Strategy at SintecMedia Ltd. d/b/a Operative, a media technology company. Ms. Mun holds a Bachelor of Arts from the University of California Los Angeles, and a Master of Business Administration from Harvard University.
Involvement in Certain Legal Proceedings
To our knowledge, none of our current directors or executive officers has, during the past ten years:
•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Party Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.
We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.
Stockholder Approval
The affirmative vote of a plurality of the 14,356,935 shares of common stock outstanding present in person or by proxy at the Meeting is required for the election of each of the nominees for director.
The board of directors recommends a vote “FOR” the election of such nominees.

CORPORATE GOVERNANCE
Executive Officers
Our executive officers are elected annually by our board of directors and hold office until their successors are elected and duly qualified. The following table sets forth information about our executive officers as of April 14, 2022.
Name	Age	Position(s)
Paul Roberts	45	Chief Executive Officer, Chief Strategy Officer, President and Chairman
Joshua Weiss	38	Chief Financial Officer
Mitchell Berg	60	Chief Technology Officer
Leon Zemel	52	Chief Product Officer
Mr. Roberts’ biographical information is set forth above.
Joshua Weiss has served as our Chief Financial Officer since December 23, 2019. From October 2016 to June 2019, Mr. Weiss was employed as a Vice President, Finance at Cambridge Information Group, a family office specializing in education and education technology. From October 2011 to October 2016, Mr. Weiss held various positions at an international accounting firm, including Senior Audit Manager, specializing in the firm’s SEC and Transaction Advisory groups. From August 2005 to October 2011, Mr. Weiss held various positions at a different international accounting firm, including Audit Manager, specializing in Real Estate and Hospitality. Mr. Weiss holds a Bachelor of Science degree in Accounting from Yeshiva University and is a licensed Certified Public Accountant in the State of New York.
Mitchell Berg has served as our Chief Technology Officer since November 29, 2021 and has close to 20 years’ experience as a senior information technology executive, including several stints as Chief Technology Officer at a number of leading digital marketplaces. Most recently, Mr. Berg worked as the Chief Technology Officer of Koddi Inc., an ad-tech marketplace, from March 2020 to October 2021. From June 2018 to March, 2020 he served as the Chief Technology Officer of Vroom Inc. (NASDAQ:VRM), an-online car buying marketplace. From August 2016 to March 2018, Mr. Berg served as the Senior Vice President of dailymotion, a publisher-side video advertising platform that is a subsidiary of the international media conglomerate Vivendi SE (Euronext:VIV). From July 2014 to August 2016, he was the Vice President of Display Advertising at IgnitionOne, Inc., a digital display advertising platform that was acquired by the multinational advertising company, Publicis Groupe (Euronext:PUB). From March 2014 to July 2014, he served as the Principal Architect at Cablevision Systems Corporation (NYSE:CVC), a cable television company which was acquired by Altice Europe N.V. (Euronext:ATC). From November 2012 to February 2014 he worked as the Vice President of Engineering at Kikin, Inc., an internet search engine. Mr. Berg has also held senior information technology positions at SEMplest LLC, BenefitPlan Manager Corp. and The Boeing Company (NYSE: BA). Mr. Berg holds a Bachelor of Science in Industrial Engineering and Computer Science from the University at Buffalo, a Master of Engineering in Systems Engineering from the University of Virginia, a Master of Business Administration in Technology Management from the University of Washington, and a Doctor of Philosophy in Industrial Engineering from the University of Pittsburgh.
Leon Zemel has served as our Chief Product Officer since April 12, 2021, and has worked in the area of data analytics, programmatic advertising, and digital strategy for over 20 years. From March 2020 to March 2021, he was the Senior Vice President of Programmatic and Platform Product at DoubleVerify, Inc. (NYSE:DV), a digital advertising marketplace. From July 2017 to March 2020, he was a General Manager of Intelligence Products at MediaMath, an advertising technology company focused on brands and agencies. From August 2016 to June 2018, Mr. Zemel was a member of the adjunct faculty of Columbia University, lecturing on Applied Analytics for the school’s Master of Science program. From June 2015 to June 2017, he was the Senior Vice President of Data and Audience at Sharecare, Inc. (NASDAQ:SHCR), a digital health company. From November 2004 to may 2015, Mr. Zemel served in various roles at x+1, which was acquired by Rocket Fuel, Inc. (NASDAQ:FUEL), a programmatic media-buying platform, eventually becoming the company’s Chief Analytics Officer in April of 2009. Mr. Zemel holds a Bachelor of Arts from Yeshiva University and a Master of Business Administration from Columbia University.

Board of Directors
The business affairs of the Company are managed under the direction of the board of directors. The board of directors meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring board of directors approval. It also holds special meetings as required from time to time when important matters arise requiring board of directors action between scheduled meetings. The board of directors or its authorized committees met 16 times during the 2021 fiscal year. During fiscal year 2021, each director participated in at least 75% or more of the aggregate of (1) the total number of meetings of the board of directors (held during the period for which he was a director), and (2) the total number of meetings of all committees of the board of directors on which he served (during the period that he served).
Family Relationships
There are no family relationships among any of our executive officers or directors.
Corporate Governance Overview
We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our stockholders and will positively aid in the governance of the Company. To that end, we regularly review our corporate governance policies and practices and compare them to the practices of other peer institutions and public companies. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our board of directors determines that it would benefit our Company and our stockholders.
In this section, we describe the roles and responsibilities of our board of directors and its committees and describe our corporate governance policies, procedures and related-documents. The charters of the audit, nominating and corporate governance, and compensation committees of our board of directors, our Corporate Governance Guidelines and Code of Business Conduct and Ethics can be accessed electronically under the “Governance” link on the Investor Relations page of our website at https://www.Kubient.com. We will also provide a copy of the audit and compensation committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics without charge upon written request sent to our Investor Relations department at Attn: Investor Relations, Kubient, Inc., c/o Joshua Weiss, 500 7th Avenue, 8th Floor New York, New York 10018. The inclusion of our website address in this section does not include or incorporate by reference the information on our website into this report.
Board Composition and Leadership Structure
Paul Roberts serves as our Chief Executive Officer, Chief Strategy Officer, President and Chairman. Although the roles of Chief Executive Officer, Chief Strategy Officer, President and Chairman of our board of directors are currently performed by the same person, we do not have a policy regarding the separation of these roles, as our board of directors believes that it is in the best interests of the Company and our stockholders to make that determination from time to time based upon the position and direction of the Company and the membership of our board of directors.
Our board of directors has determined that our leadership structure is appropriate for the Company and our stockholders as it helps to ensure that the board of directors and management act with a common purpose and provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, our board of directors believes that a combined role of Chief Strategy Officer, President and Chairman is better positioned to act as a bridge between management and our board of directors, facilitating the regular flow of information. Our board of directors also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of our technology and industry (as is the case with our Chief Executive Officer, Chief Strategy Officer and President, Paul Roberts).
Director Independence
Applicable rules of The Nasdaq Capital Market (“Nasdaq”) require a majority of a listed company’s board of directors to be comprised of independent directors within one (1) year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent, and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three (3) years, one of our employees, that neither the director nor any of his family members has engaged in various types of business dealings with us and that the director is not associated with the holders of more than five percent (5%) of our common stock. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment and affiliations, our board of directors has determined that four of the seven proposed directors, do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq. In making such determination, our board of directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining his independence, including the beneficial ownership of our capital stock by each non-employee director.
Each of Jonathan Bond, Grainne Coen, Elisabeth H. DeMarse, Lawrence Harris, and Jeannie Mun would be considered “independent” members of our board of directors as “independence” is defined in Nasdaq Marketplace Rule 5605(a)(2).
Board’s Role in Risk Oversight and Management
Our board of directors has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.
Committees of Our Board of Directors
Our board of directors has established an audit committee, a business development and marketing committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.
Although each committee is directly responsible for evaluating certain enumerated risks and overseeing the management of such risks, the entire board of directors is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate such risks. In addition, appropriate committees of the board of directors receive reports from senior management within the organization in order to enable the board of directors to understand risk identification, risk management and risk mitigation strategies. When a committee receives such a report, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board of directors meeting. This enables the board of directors and its committees to coordinate the risk oversight role.
Audit Committee
As proposed, the members of our audit committee would be Grainne Coen, Elisabeth DeMarse, and Jeannie Mun. Ms. Coen would continue to chair the audit committee. After reviewing the qualifications of the proposed members of the audit committee, and any relationships they may have with us that might affect their independence, the board of directors has determined that all current audit committee members are “independent” as that concept is defined in Section 10A of the Exchange Act, all current audit committee members are “independent” as that concept is defined in the applicable rules of The Nasdaq Stock Market, LLC, all current audit committee members are financially literate, and both Ms. Coen and Ms. Mun qualify as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act. Our audit committee met 4 times during 2021. A copy of the charter for the committee is posted on our website at www.Kubient.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.
The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. The committee’s responsibilities include, among other things:
•	appointing, approving the compensation of and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	overseeing our internal audit function;
•	overseeing our risk assessment and risk management policies;
•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal auditing staff, independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.
All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Business Development and Marketing Committee
As proposed, the members of our business development and marketing committee would be Jonathan Bond, Elisabeth DeMarse, and Lawrence Harris. Ms. DeMarse would chair the business development and marketing committee. Our business development and marketing committee did not meet officially during 2021. A copy of the charter for the committee is posted on our website at www.Kubient.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement. This committee’s responsibilities include, among other things:
•	identifying and creating plans to fulfill relevant short and long-term goals from the Company’s strategic plan;
•	maintaining the integrity and increasing the awareness of the Kubient brand;
•	recommending an annual marketing budget;

•	developing and implementing a comprehensive marketing and communications strategy;
•	working with the executive team on short and long-term marketing needs;
•	setting priorities for marketing efforts;
•	assisting with the continued development of the Company’s website and ensuring relevant and current content;
•	determining and engaging audience through various media channels; and
•	identifying collaborative opportunities with businesses and organizations on new and existing events.
Compensation Committee
As proposed, the members of our compensation committee would be Grainne Coen, Elisabeth DeMarse, and Jeannie Mun. Ms. Mun would continue to chair the compensation committee. Each member of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Our compensation committee met 4 times during 2021. A copy of the charter for the committee is posted on our website at www.Kubient.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement. Specific responsibilities of our compensation committee include, among other things:
•	reviewing and recommending corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers;
•	making recommendations to our board of directors with respect to, the compensation level of our executive officers;
•	reviewing and recommending to our board of directors employment agreements and significant arrangements or transactions with executive officers;
•	reviewing and recommending to our board of directors with respect to director compensation; and
•	overseeing and administering our equity-based incentive plan or plans.
With respect to director compensation, our compensation committee is responsible for reviewing the compensation paid to members of the board and recommending modifications to board compensation that the compensation committee determines are appropriate and advisable to the board for its approval from time to time. In this regard, the compensation committee may request that management report to the compensation committee periodically on the status of the board’s compensation in relation to other similarly situated companies.
In determining compensation for our executive officers, the compensation committee typically considers, but is not required to accept, the recommendations of our Chief Executive Officer regarding the performance and proposed base salary and bonus and equity awards for the other executive officers, as well as himself. The compensation committee may also request the assistance of our Chief Financial Officer in evaluating the financial, accounting and tax implications of various compensation awards paid to the executive officers. However, our Chief Financial Officer does not determine the amounts or types of compensation paid to the executive officers. Our Chief Executive Officer and certain of our other executive officers may attend compensation committee meetings, as requested by the compensation committee. None of our executive officers, including our Chief Executive Officer, will attend any portion of the compensation committee meetings during which the executive officer’s compensation is established and approved.
Nominating and Corporate Governance Committee
As proposed, the members of our nominating and corporate governance committee would be Jonathan Bond, Grainne Coen, Elisabeth DeMarse, Lawrence Harris, and Jeannie Mun. Ms. DeMarse would chair the nominating and corporate governance committee. Our nominating and corporate governance committee met 4 times during 2021. A copy of the charter for the committee is posted on our website at www.Kubient.com. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement. This committee’s responsibilities include, among other things:
•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;
•	developing and recommending to our board of director’s corporate governance principles, codes of conduct and compliance mechanisms; and
•	overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.
When evaluating director candidates, the nominating and corporate governance committee may consider several factors, including relevant experience, independence, commitment, compatibility with the Chief Executive Officer and the board of directors’ culture, prominence and understanding of the Company’s business, as well as any other factors the corporate governance and nominating committee deems relevant at the time. The corporate governance and nominating committee makes a recommendation to the full board of directors as to any person it believes should be nominated by our board of directors, and our board of directors determines the nominees after considering the recommendation and report of the corporate governance and nominating committee.
Any director or executive officer of the Company may recommend a candidate to the nominating and corporate governance committee for its consideration. The nominating and corporate governance committee will also consider nominees to our board of directors recommended by stockholders if stockholders comply with the advance notice requirements in our bylaws. Our bylaws provide that a stockholder who wishes to nominate a person for election as a director at a meeting of stockholders must deliver timely written notice to our Corporate Secretary at the following address:
Kubient, Inc.
c/o Corporate Secretary
500 7th Avenue, 8th Floor
New York, New York 10018
This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act and certain other information, including: the name and address of the stockholder delivering the notice as it appears on our books; the class and number of shares owned beneficially and of record by such stockholder; information about derivative instruments beneficially owned by such stockholder and any opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of our stock; any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any shares of our stock; any short interest in any of our securities held by such stockholder; any rights to dividends on shares of our stock owned beneficially or of record by such stockholder that are separated or separable from the underlying shares of stock; any proportionate interest in shares of our stock or derivative instruments held by a general or limited partnership in which such stockholder is, or owns a beneficial interest in, the general partner; any performance-related fees to which such stockholder is entitled based on the value of our securities; any arrangement or understanding between such stockholder and the proposed nominee; and whether such stockholder intends to deliver a solicitation notice, as more fully described in our bylaws. The foregoing summary does not include all requirements a stockholder must satisfy in order to nominate a candidate to our board of directors. Stockholders who wish to recommend a nominee to our board of directors should carefully read our bylaws, which are available at https://Kubient.com. The inclusion of our website address in this report does not include or incorporate by reference the information on our website into this report.
Director Nomination Process
Our board of directors believes that its directors should have the highest professional and personal ethics and values, consistent with the Company’s longstanding values and standards. They should have broad experience at the policy-making level in business, government or civic organizations. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their own unique experience. Each director must represent the interests of all stockholders. When considering potential director candidates, our board of directors also considers the candidate’s independence, character, judgment, diversity, age, skills, including financial literacy, and experience in the context of our needs and those of our board of directors. Our board of directors believe that diversity is an important attribute of the members who comprise our board of directors and that the members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. Our board of directors priority in selecting board members is the identification of persons who will further the interests of our stockholders through his or her record of professional and personal experiences and expertise relevant to our business.
Stockholder Nominations to the Board of Directors
Our bylaws provides that our board of directors will accept for consideration submissions from stockholders of recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the board of directors will nominate the recommended candidate. Director nominations by a stockholder or group of stockholders for consideration by our stockholders at our annual meeting of stockholders, or at a special meeting of our stockholders that includes on its agenda the election of one or more directors, may only be made pursuant to our bylaws or as otherwise provided by law. Nominations pursuant to our bylaws are made by delivering to our Corporate Secretary, within the time frame described in our bylaws, all of the materials and information that our bylaws require for director nominations by stockholders.
No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in our bylaws and any nominee proposed by a stockholder not nominated in accordance with our bylaws shall not be considered or acted upon for execution at such meeting. Stockholders’ notice for any proposals requested to be included in our prospectus pursuant to Rule 14a-8 under the Exchange Act (including director nominations), must be made in accordance with that rule.
There were no material changes to the procedures by which stockholders may recommend nominees to the Company’s board of directors during the year ended December 31, 2021.
Board Diversity
Our nominating and corporate governance committee is responsible for reviewing with board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:
•	personal and professional integrity, ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•	development or commercialization experience in large consumer products companies
•	experience as a board member or executive officer of another publicly-held company;
•	strong finance experience;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience;
•	conflicts of interest; and
•	practical and mature business judgment.
Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The table below provides certain information on the composition of our current board of directors. As the proposed slate of directors set for this in this Proxy Statement is the same as the current directors, the information set forth below should correspondingly remain the same after the Meeting is concluded. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).
Board Diversity Matrix (as of April 14, 2022)
Board Size:
Total Number of Directors
	Female	Male	Non-Binary	Did not disclose gender
Gender:
Directors	3	5	0	1
Number of Directors who identify in any of the categories below:
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1
Compliance with Section 16(a) of the Exchange Act
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of securities ownership and changes in such ownership with the SEC. Executive officers, directors, and greater-than-ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.
Based solely upon a review of Forms 3, Forms 4, and Forms 5 furnished to us pursuant to Rule 16a-3 under the Exchange Act, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act during the year ended December 31, 2021 were timely filed, as necessary, by the executive officers, directors, and security holders required to file such forms except for the following:
Messrs. Bond and Harris did not timely file their respective Forms 3 following their election to our Board of Directors.
Mr. Leon Zemel did not timely file a Form 3 following his classification as an executive officer subject to Section 16(a) of the Exchange Act.
Mr. Jonathan Bond did not timely file a Form 4 with respect to one transaction.
Ms. Grainne Coen did not timely file a Form 4 with respect to one transaction.
Ms. Elisabeth DeMarse did not timely file a Form 4 with respect to one transaction.
Ms. Jeannie Mun did not timely file a Form 4 with respect to one transaction.
Mr. Leon Zemel did not timely file a Form 4 with respect to one transaction.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Corporate Governance section of our website, www.Kubient.com. In addition, we post on our website all disclosures that are required by law or the listing standards of The Nasdaq Capital Market concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this report.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee has discussed with Marcum LLP, the Independent Registered Public Accounting Firm to the Company, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Marcum LLP required by applicable requirements of the PCAOB regarding Marcum LLP’s communications with the Audit committee concerning independence, and the Audit Committee has discussed with Marcum LLP its independence.
The Audit Committee discussed with Marcum LLP the overall scope and plans for their audit. The Audit Committee meets with Marcum LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held 4 meetings during fiscal year 2021.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. The Audit Committee and the board of directors have also recommended, subject to stockholder ratification, the selection of Marcum LLP as the Company’s Independent Registered Public Accounting Firm.
Respectfully submitted,

AUDIT COMMITTEE
of the Board of Directors

Grainne Coen, Audit Committee Chair Jeannie Mun, Audit Committee Member Elisabeth H. DeMarse, Audit Committee Member

Executive Compensation
As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our principal executive officer and our two (2) other most highly compensated named executive officers.
Summary Compensation Table
The following table provides information regarding the compensation awarded to or earned during 2020 and 2021, as applicable, by our named executive officers.
Name and Principal Position	Year	Salary	Bonus	Stock awards(1)	Option and warrant awards(1)	All other compensation(2)	Total
Paul Roberts Chief Executive Officer(4)	2021	$325,000	$159,250	$628,970(3)	$—	$19,554	$1,132,744
	2020	$171,458	$590,000(5)	$35,569(6)	$—	$33	$797,060
Joshua Weiss Chief Financial Officer(8)	2021	$302,500	$120,000	$143,750(7)	$—	$26,965	$593,215
	2020	$263,282	$82,500	$79,584(9)	$—	$22,775	$448,141
Pavel Medvedev Chief Technology Officer(11)	2021	$289,167	$35,000	$68,368(10)	$—	$53,730(11)	$446,264
	2020	$219,583	$90,000	$—	$—	$36	$309,619
(1)
The amounts reported in these columns represent the grant date fair value of the stock, option and warrant awards granted during the years ended December 31, 2021 and 2020, calculated in accordance with FASB ASC Topic 718. These amounts do not represent cash compensation paid to the named individual. These non-cash amounts represent the aggregate grant date fair value of the restricted stock awards as computed in accordance with the SEC’s Staff Accounting Bulletin 107. For a discussion of the assumptions made in the valuation of the awards, see the discussion under Note 2 and Note 8 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

(2)	Includes health benefits paid for by the Company in the form of health insurance.
(3)	On June 29, 2021, Mr. Roberts was issued 109,386 shares of the Company’s common stock for services rendered.
(4)	Mr. Roberts served as our Interim Chief Executive Officer from October 31, 2020 to December 16, 2021, when the designation of “interim” was removed from Mr. Roberts’ title.
(5)
Consists of (i) a $250,000 cash bonus related to Mr. Robert’s efforts in connection with the Company’s IPO, (ii) a $250,000 cash bonus in related to Mr. Robert’s efforts in connection with the Company’s follow-on offering, and (iii) a $90,000 contractual annual performance bonus.

(6)	On November 20, 2020, Mr. Roberts was issued 12,658 shares of the Company’s common stock for services rendered.
(7)	On June 29, 2021, Mr. Weiss was issued 25,000 shares of the Company’s common stock for services rendered.
(8)	Mr. Weiss began his employment with the Company on December 23, 2019.
(9)
Consists of (i) 10,000 shares of the Company’s common stock earned by Mr. Weiss during the year ended December 31, 2020 for services in connection with the Company’s public offering which closed on December 28, 2020 (3,397 of which were ultimately withheld by the Company to satisfy Mr. Weiss’ tax obligations in connection with such award), (ii) 2,222 shares of the Company’s common stock earned by Mr. Weiss on March 22, 2020 pursuant to the terms of his employment agreement, and (iii) 6,329 shares of the Company’s common stock issued to Mr. Weiss on November 20, 2020 for services rendered.

(10)
On June 29, 2021, Mr. Medvedev was issued 11,890 shares of the Company’s common stock for services rendered, which Mr. Medvedev forfeited on November 30, 2021 in connection with his resignation from employment with the Company. The Company notes that it erroneously reported December 31, 2022 as the date of forfeiture for such options in its Annual Report on Form 10-K filed with the SEC on March 30, 2022.

(11)
Mr. Medvedev served as the Company’s Chief Technology Officer from April 16, 2018 to November 30, 2021, the effective date of his resignation from employment with the Company. In connection with his resignation from the Company, he was paid cash severance of $51,666.67.

Narrative to Summary Compensation Table
Executive Compensation Considerations
The Company’s compensation committee reviews financial information and other performance metrics relative to the historical compensation of executive management and comparative information prepared internally. The compensation committee also reviews management’s recommendations for compensation levels of all of the Company’s named executive officers and considered these recommendations with reference to relative compensation levels of like-size institutions. The totality of the information reviewed by the compensation committee is considered when establishing current executive salary levels, and similar analysis is expected to be considered when reviewing and establishing future salaries and long-term incentives. The Company’s compensation policies and practices are designed to ensure that they do not foster risk taking above the level of risk associated with the Company’s business model. For this purpose, the compensation committee generally considers the Company’s financial performance, comparing that performance to the performance metrics included in the Company’s strategic plan. The compensation committee also generally evaluates management’s compensation in light of other specific risk parameters. The Company’s compensation programs are aimed at enabling it to attract and retain the best possible executive talent and rewarding those executives commensurate with their ability and performance. The Company’s compensation programs consist primarily of base salary and bonus.
Independent Advice on Pay-Setting Process
In 2021, the compensation committee retained an outside compensation consultant, Mercer LLC (“Mercer”), to benchmark pay levels for the executive leadership team and outside directors, including base salary and short- and long-term incentives. Mercer also assisted with the design of the short- and long-term incentive programs to ensure such programs support the Company’s business strategy and are consistent with market practice. To benchmark pay, Mercer considered data from three sources to reflect the Company’s intersecting talent markets:
•	Option Impact Database: This database is made up of private technology companies based in the United States that have completed at least a Post Series B funding round.
•	Mercer Comptryx Database: This database is made up of both private and public technology companies based in the United States with revenues less than $500 million.
•
Public Company Peer Group: Mercer reviewed the public filings and financial statements of 17 publicly traded companies with revenues approximately 0.5x-2.5x that of the Company, and with which the Company competes for talent and that are in industries similar to the Company, including advertising, application/systems software, interactive media and services, and internet and direct marketing retail.

Mercer also referenced peer practices in assisting with the design of the short- and long-term incentive plans, including metrics and weightings, and payout leverage and performance periods, and equity vehicle prevalence for the long-term plan. Mercer considered the public company peer group practices as well as the practices of larger companies in recommending incentive plan design decisions.
Employment Agreements; Potential Payments Upon Termination or Change-in-Control
We have entered into employment agreements with Mitchell Berg, Paul Roberts, Joshua Weiss, and Leon Zemel.
The terms of Mr. Berg’s employment agreement, which was entered into on November 18, 2021 with an Effective Date of November 29, 2021, state he will receive an annual base salary of $300,000, a restricted stock unit (“RSU”) award of 80,000 shares of common stock of the Company, and a performance stock unit (“PSU”) award of 50,000 shares of common stock of the Company. Mr. Berg will also be eligible to participate in the Company’s Short Term Incentive Plan (“STIP”) and his target bonus pursuant to the STIP will be $100,000. Provided, however that any payout pursuant to the STIP will be determined by the Company and its board of directors or compensation committee, in its discretion, after considering Mr. Berg’s individual performance and the overall performance of the Company’s business. Upon a termination for any reason, Mr. Berg is entitled to any unpaid but accrued portion of his base salary earned through the date of his termination, payment for any accrued but unused vacation pay, any expenses owed to him pursuant to his employment agreement, and any amounts owed under the Company’s benefit plans. In the event Mr. Berg experiences a Covered Termination (as defined in his employment agreement), Mr. Berg shall be entitled to six month’s salary paid in one lump sum, six months continued healthcare coverage, payment of any Annual Bonus (as defined in his employment agreement) earned but that has not been paid and a pro-rata portion of any Annual Bonus earned in the fiscal year in which the Covered Termination takes place, and immediate vesting of any equity awards that would have become vested and exercisable during the three months after his termination. All outstanding RSU awards due to Mr. Berg automatically vest upon a change in control of the Company.
The terms of Mr. Roberts’ employment agreement, which was entered into on May 26, 2017 and amended October 2, 2019 solely to reflect his change in position at the Company to Chief Strategy Officer and President, provide for an annual base salary of $120,000, plus an annual bonus of up to 30% of his base salary based upon the achievement of certain performance goals to be established by the board of directors or a committee of the board of directors. Upon a termination for any reason, Mr. Roberts is entitled to any unpaid but accrued portion of his base salary earned through the date of his termination, payment for any accrued but unused vacation time, any expenses owed to him pursuant to his employment agreement, and any amounts owed under the Company’s benefit plans. In the event Mr. Roberts is terminated without cause or that Mr. Roberts resigns for Good Reason (as defined in his employment agreement), Mr. Roberts shall be entitled to six month’s salary plus one additional month of salary for each full year of his service to the Company, continued healthcare coverage for the earlier of (i) six months plus one additional month of additional coverage for each full year of his service to the Company, or (ii) until such time as Mr. Roberts becomes eligible for health coverage under another employer’s plan, and immediate vesting of any equity awards that would have become vested and exercisable during the six months after his termination, plus one additional month of salary for each full year of his service to the Company. Mr. Roberts was also granted options to purchase 33,334 shares of the Company’s common stock at $2.97 per share for a five-year period, pursuant to the terms, conditions and vesting schedule set forth in the corresponding Non-Qualified Option Agreement. Upon a change in control, all outstanding awards due to Mr. Roberts automatically vest upon a change in control of the Company. On October 1, 2020, the board of directors increased the Reporting Person’s salary under his employment agreement, to $300,00 per annum to reflect his appointment as Interim Chief Executive Officer of the Company.
The terms of Mr. Weiss’ employment agreement, which was entered into on December 23, 2019, provide for an annual base salary of $150,000, until March 22, 2020, when Mr. Weiss’ base salary was increased to $275,000. Upon execution of his employment agreement, Mr. Weiss was granted options to purchase 16,667 shares of the Company’s common stock at $33.75 per share for a five-year period, pursuant to the terms, conditions and vesting schedule set forth in the corresponding Non-Qualified Option Agreement. Pursuant to the terms of his employment agreement, Mr. Weiss was awarded 2,223 shares of the Company’s common stock on March 22, 2020. Mr. Weiss is also entitled to an annual bonus of up to 30% of his base salary based upon the achievement of certain performance goals to be established by the board of directors or a committee of the board of directors. Upon a termination for any reason, Mr. Weiss is entitled to any unpaid but accrued portion of his base salary earned through the date of his termination, payment for any accrued but unused vacation pay, any expenses owed to him pursuant to his employment agreement, and any amounts owed under the Company’s benefit plans. In the event Mr. Weiss is terminated without cause or that Mr. Weiss resigns for Good Reason (as defined in his employment agreement), Mr. Weiss shall be entitled to six month’s salary paid in one lump sum, six months continued healthcare coverage plus one additional month of salary for each full year of his service to the Company, and immediate vesting of any equity awards that would have become vested and exercisable during the three months after his termination. Upon a change in control, all outstanding awards due to Mr. Weiss automatically vest upon a change in control of the Company.
The terms of Mr. Zemel’s employment agreement, which was entered into on April 12, 2021, provide for an annual base salary of $390,000. Mr. Zemel is entitled to an annual bonus of up to 20% of his base salary based upon the achievement of certain performance goals to be established by the board of directors or its compensation committee. Subject to the approval of the board of directors or its compensation committee, the Company will take appropriate action within 90 days following April 12, 2021 to make an award of 100,000 shares of the Company’s common stock to Mr. Zemel. The award will vest at the rate ¼1/4th of the total number of shares on April 12, 2022 and 1/36th of the total number of remaining unvested shares each month thereafter. Vesting will depend and be contingent upon Mr. Zemel’s continued employment with the Company through the completion of any vesting date, and any unvested shares will be forfeited upon Mr. Zemel’s termination of employment from the Company for whatever reason. Upon a termination for any reason, Mr. Zemel is entitled to any unpaid but accrued portion of his base salary earned through the date of his termination, payment for any accrued but unused vacation pay, any expenses owed to him pursuant to his employment agreement, and any amounts owed under the Company’s benefit plans. In the event Mr. Zemel is terminated without cause or that Mr. Zemel resigns for Good Reason (as defined in his employment agreement), Mr. Zemel shall be entitled to six month’s salary paid in one lump sum, six months continued healthcare coverage plus one additional month of salary for each full year of his service to the Company, and immediate vesting of any equity awards that would have become vested and exercisable during the three months after his termination. Upon a change in control, all outstanding awards due to Mr. Zemel automatically vest upon a change in control of the Company.
Base Salary
In consultation with Mercer, the compensation committee establishes salary guidelines by comparing the responsibilities of the individual’s position in relation to similar positions at our peer group companies. Base salaries for named executive officers are determined in the same manner as those for other salaried employees.
Under their respective compensatory contracts, the base salaries of our named executive officers as of December 31, 2021 were as follows:
Named Executive Officer	Title	Base Salary(1)
Paul Roberts	Chief Executive Officer, Chief Strategy Officer, President, and Chairman	$350,000
Joshua Weiss	Chief Financial Officer	$330,000
Pavel Medvedev	Chief Technology Officer	$310,000(2)
(1)	Each named executive officer’s salary is subject to adjustment at the discretion of the compensation committee, subject to certain limitations.
(2)	Represents the base salary of Mr. Medvedev on the effective date of his resignation from employment with the Company on November 30, 2021.
Bonuses
In setting target bonus levels and designing the 2021 bonus plan, after consultation with Mercer, the compensation committee referenced bonuses paid by the Company in previous years, as well as plan designs at 17 of our peer group companies.
Under the terms of his employment agreement, Mr. Roberts is eligible to receive an annual bonus of up to 30% of his base salary based upon the achievement of certain performance goals established by the board of directors or a committee of the board of directors. On February 1, 2022, Mr. Roberts was paid a bonus of $159,250.
Under the terms of his employment agreement, Mr. Weiss is eligible to receive an annual bonus of up to 30% of his base salary based upon the achievement of certain performance goals established by the board of directors or a committee of the board of directors. On February 15, 2022, Mr. Weiss was paid a bonus of $120,000.
Under the terms of his employment agreement, Mr. Medvedev was eligible to receive an annual bonus of eight percent of all net revenue generated by introductions made by Mr. Medvedev to us. On December 15, 2021, Mr. Medvedev was paid a bonus of $35,000.
Restricted Stock Awards
On June 29, 2021, Mr. Roberts was awarded 109,386 shares of the Company’s common stock for services rendered. The Company’s board of directors determined that such shares had a fair market value of $5.75 per share at the time of transfer, based on the closing price of the Company’s common stock as of June 28, 2021, and shall vest after a period of one year, as described in the award agreement entered into between the Company and Mr. Roberts in connection with such award, and shall be subject to such further terms and conditions included in such award agreement, and the 2017 Plan.
On January 12, 2022, the Company awarded Mr. Roberts with 93,360 performance stock units (“PSUs”) and 233,974 restricted stock units (“RSUs”) in recognition of Mr. Robert’s commitment to the Company and his exceptional performance in the role of Chief Executive Officer of the Company during 2021. The PSUs awarded to Mr. Roberts vest over a period of three years, and the RSUs awarded to Mr. Roberts vest over a period of four years.
On March 22, 2020, Mr. Weiss was issued 2,222 shares of the Company’s common stock pursuant to the terms of his employment agreement of the Company.
On November 20, 2020, Mr. Weiss was issued 6,329 shares of the Company’s common stock for services rendered.

On March 2, 2021, Mr. Weiss was issued 10,000 shares of the Company’s common stock for services rendered in connection with the Company’s public offering that closed on December 28, 2020. On February 25, 2022, Mr. Weiss surrendered to the Company 3,397 shares of the Company’s common stock in order to satisfy a tax withholding obligation of roughly $18,000 in connection with the March 2, 2021 issuance discussed in the preceding sentence.
On June 29, 2021, Mr. Weiss was awarded 25,000 shares of the Company’s common stock for services rendered. The Company’s board of directors determined that such shares had a fair market value of $5.75 per share at the time of transfer, based on the closing price of the Company’s common stock as of June 28, 2021, and shall vest after a period of one year, as described in the award agreement entered into between the Company and Mr. Weiss in connection with such award, and shall be subject to such further terms and conditions included in such award agreement, and the 2017 Plan.
On January 12, 2022, the Company awarded Mr. Weiss with 20,000 performance stock units (“PSUs”) and 80,000 restricted stock units (“RSUs”) in recognition of Mr. Weiss’ commitment to the Company and his exceptional performance in the role of Chief Financial Officer of the Company during 2021. The PSUs awarded to Mr. Weiss vest over a period of three years, and the RSUs awarded to Mr. Weiss vest over a period of four years.
On June 29, 2021, Mr. Medvedev was awarded 11,890 shares of the Company’s common stock for services rendered. The Company’s board of directors determined that such shares had a fair market value of $5.75 per share at the time of transfer, based on the closing price of the Company’s common stock as of June 28, 2021, and shall vest after a period of one year, as described in the award agreement entered into between the Company and Mr. Medvedev in connection with such award, and shall be subject to such further terms and conditions included in such award agreement, and the 2017 Plan. Mr. Medvedev forfeited all 11,890 shares on November 30, 2021 in connection with his resignation from employment with the Company.
All Other Compensation
Each named executive officer was entitled to participate in any benefit plan from time to time in effect for our executives and/or employees generally, subject to the eligibility provisions of that plan.
Section 162(m) of the Code
Section 162(m) of the Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to “covered employees”. Section 162(m) of the Code was amended by the Tax Cuts and Jobs Act of 2018 so that the exceptions for payment of “performance-based compensation” or commissions have been eliminated. However, none of our named executive officers received annual compensation in excess of $1 million as of December 31, 2021.
Resignation, Retirement, or Termination Agreements
On November 30, 2021, the Company entered into a separation agreement and general release with Mr. Medvedev in connection with his resignation from employment with the Company. Under the terms of the separation agreement, the Company paid Mr. Medvedev a total sum of $51,666.67 in severance pay, less applicable taxes and withholding and other legal deductions, on December 15, 2021. Mr. Medvedev’s receipt of the aforementioned payments was conditioned upon the fulfillment of his obligations under the separation agreement, as well as Mr. Medvedev’s compliance with the other standard covenants set forth in such agreement.

Outstanding Equity Awards at 2021 Fiscal Year End
The following table provides information with respect to holdings of unvested options and stock awards held by our named executive officers, at December 31, 2021.
Option Awards
Name	Number of securities underlying unexercised option exercisable (#)	Number of Securities Underlying Unexercised Option Unexercisable (#)	Option exercise price ($)	Option expiration date
Paul Roberts	33,334	—	$2.97	9/15/2022
Joshua Weiss	8,328	8,339	$33.75	12/23/2029
Warrant Awards
Name	Number of securities underlying unexercised warrant exercisable (#)	Number of securities underlying unexercised warrant unexercisable (#)	Warrant exercise price ($)	Warrant expiration date
Paul Roberts	55,541		$5.50	8/14/2025
Pavel Medvedev	27,778		$4.95	4/16/2023
Option and Warrant Exercises
None of our named executive officers exercised stock options or warrants in 2021.
Securities Authorized for Issuance Under Equity Compensation Plans
The table below provides information on our equity compensation plans as of December 31, 2021:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)(2)	94,447	$11.56	1,411,889
Equity compensation plans not approved by security holders	—	—	—
Total	94,447	$11.56	1,411,889
(1)
As of December 31, 2021, there were options to purchase 94,447 shares of our common stock with a weighted average exercise price of $11.56 per share that were outstanding under the 2017 Plan. As of December 31, 2021, a total of 236,073 shares of common stock were issued under the 2017 Plan. Accordingly, as of December 31, 2021, 11,889 shares of common stock remained available for future issuance under the 2017 Plan.

(2)
As of December 31, 2021, a total of 100,000 shares of common stock were issued under the 2021 Plan. Accordingly, as of December 31, 2021, 1,400,000 shares of common stock remained available for future issuance under the 2021 Plan.

Benefit Plans
Kubient, Inc. 2017 Equity Incentive Plan
The 2017 Plan was originally adopted by our board of directors and approved by our stockholders on September 12, 2017, and was subsequently amended and restated on June 5, 2019. The purposes of the 2017 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our service providers and to promote the success of the Company’s business. We have reserved 333,334 shares of our common stock to issue awards under our 2017 Plan.

Kubient, Inc. 2021 Equity Incentive Plan
The 2021 Plan was originally adopted by our board of directors and approved by our stockholders on June 30, 2021. The purposes of the 2021 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our service providers and to promote the success of the Company's business. We have reserved 1,500,000 shares of our common stock to issue awards under our 2021 Plan.
Founder Employee Incentive Program
On July 2, 2020, the Company’s board of directors adopted the Founder Employee Incentive Program (the “Founder Program”) under the 2017 Plan. The purposes of the Founder Program are to offer near-term and long-term incentives to founder employees of the Company that are intended to keep such employees in the employ of the Company, and that are based on individual performance, the achievement of financial goals of the Company and the total return to the Company’s stockholders.
Except for the Founder Program, we currently have no long-term incentive plans. As of April 14, 2022, no awards have been made under the Founder Program.
401(k) Plan
We offer a 401(k) plan pursuant to Section 401(k) of the Code. All full-time United States employees are eligible to participate in the plan. The plan permits pretax contributions by participants not to exceed annual amounts allowable under the Code. Participants are fully vested in their contributions.
Hedging Policy
The Company’s Insider Trading Policy prohibits trading in call or put options involving the Company’s securities and other derivative securities; engaging in short sales of the Company’s securities (i.e., the sale of a security that the seller does not own); engaging in hedging or monetization transactions with respect to the Company’s securities, such as prepaid variable forwards, equity swaps, collars and exchange funds; and holding the Company’s securities in a margin account.
Director Compensation
On March 4, 2021, the board of directors of the Company approved a $50,000 cash retainer to Ms. Coen as the audit committee chair for her service during 2021.
On November 8, 2021, the compensation committee and the board of directors of the Company adopted the Kubient, Inc. Non-Employee Director Compensation Policy (the “2022 Non-Employee Director Policy”), which covers all compensation to be paid by the Company to non-employee directors beginning with fiscal year 2022, including, without limitation, amounts paid or awards granted under the 2021 Plan.
Under the 2022 Non-Employee Director Policy, on the close of business on the date of each annual shareholders meeting of the Company, each Non-Employee Director then in office shall receive an award of restricted stock that has an aggregate fair value on the date of such annual meeting of $55,000 (as determined based on the average trading price of the shares of common stock for the ten consecutive trading days immediately preceding the date of grant and with the number of shares of common stock of the Company underlying such award subject to adjustment as provided in the Plan). In addition, each Non-Employee Director shall receive an annual cash retainer of $50,000 for their service on the board of directors. Furthermore, the chairpersons of certain board committees shall receive an additional annual cash retainer as follows:
•	Audit Committee: $50,000
•	Compensation Committee: $10,500
•	Nominating and Corporate Governance Committee: $8,000
On March 9, 2022, the compensation committee and the board of directors of the Company approved annual compensation for the services of its non-employee directors during 2021 in the form of an award of restricted common stock of the Company with a fair market value of $25,000 per non-employee director, which such shares vest immediately upon issuance.

The table below shows the equity and other compensation granted to our non-employee directors during fiscal 2021:
	Fees Earned or Paid	Stock Awards(3)	Option Award (3)	All Other Compensation	Total
Jonathan Bond	$21,000(1)	$—	$—	$—	$21,000
Grainne Coen	$92,000(1)(2)	$—	$—	$—	$92,000
Elisabeth DeMarse	$42,000(1)	$—	$—	$—	$42,000
Lawrence Harris	$21,000(1)	$—	$—	$—	$21,000
Jeannie Mun	$42,000(1)	$—	$—	$—	$42,000
(1)	The amounts reported represent $10,500 cash retainer for each quarter of service.
(2)	Includes $50,000 cash retainer related to service during 2021 as audit committee chair.
(3)	The amounts reported in these columns represent the grant date fair value of the stock awards granted during the year ended December 31, 2021, calculated in accordance with FASB ASC Topic 718.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The board of directors has appointed Marcum LLP to serve as our independent registered public accounting firm and to audit its consolidated financial statements for fiscal year 2022, subject to ratification by the Company’s stockholders at the Meeting. Marcum LLP has served as the Company’s Independent Registered Public Accounting Firm since 2019. To the knowledge of management of the Company, neither such firm nor any of its members has any direct or material indirect financial interest in the Company, nor any connection with the Company in any capacity other than as our independent registered public accounting firm.
Although stockholder ratification and approval of this appointment is not required by the Company’s bylaws or otherwise, in keeping with the Company’s policy that its stockholders should be entitled to a voice in this regard and as a matter of good corporate practice, the board of directors is seeking ratification of this appointment. If the appointment is not ratified, the board of directors must then determine whether to appoint other independent registered public accounting firms prior to the end of the current fiscal year. In such case, the opinions of stockholders will be taken into consideration.
Fees Paid to Independent Registered Public Accounting Firm
The Audit Committee has reviewed the following audit and non-audit fees the Company has paid to Marcum LLP for 2020 and 2021 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by Marcum LLP before the services are performed, including all of the services described below under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” below.
The following is a summary of the fees billed to the Company by Marcum LLP for professional accounting services rendered for the fiscal years ended December 31, 2020 and 2021:
	Fiscal Year 2021	Fiscal Year 2020
Audit fees(1)	$259,185	$266,032
Audit related fees	—	—
Tax fees(2)	—	—
All other fees(3)	17,510	—
	$276,695	$266,032
(1)	Audit fees consist of fees billed for services rendered for the audit of our financial statements and review of our financial statements included in our Quarterly Reports on Form 10–Q.
(2)	Tax fees consist of fees billed for professional services related to the preparation of our U.S. federal and state income tax returns.
(3)
All other fees consist of fees billed for professional services related to non-recurring fees related to the Registration Statement on Forms S-1 and S-8 and amendments thereto filed with the SEC in those years.

Representatives of Marcum LLP are expected to be in attendance at the Meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to appropriate questions.
The enclosed Proxy will be voted as specified, but if no specification is made, it will be voted “FOR” the adoption of the resolution of ratification.
The board of directors recommends a vote “FOR” this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of April 14, 2022 by:
•	each stockholder known by us to beneficially own more than 5% of our outstanding common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.
The percentage of beneficial ownership is based on 14,356,935 shares of our common stock outstanding as of April 14, 2022. Except as otherwise indicated below, the address of each beneficial owner of our common stock is c/o Kubient, Inc., 500 7th Avenue, 8th Floor New York, New York 10018.
Name of Beneficial Owner	Shares	Percentage
Executive Officers and Directors
Paul Roberts(1)	2,212,606	15.37%
Joshua Weiss(2)	27,120	*
Leon Zemel(3)	7,053	*
Mitchell Berg(4)	—	*
Peter Anthony Bordes, Jr.(5)	767,160	5.18%
Grainne Coen	44,308	*
Jeannie Mun	18,308	*
Elisabeth DeMarse	18,308	*
Jonathan Bond	13,899	*
Lawrence Harris	6,649	*
All directors and executive officers as a group(6)	3,115,411	20.89%
5% Shareholders
Mithaq Capital SPC
c/o Synergy, Anas IBN Malik Road
Al Malq, Riyadh T0 13521	1,737,917	12.15%
*	Less than 1%
(1)
Includes (i) 666,667 shares of common stock held by the Paul Roberts 2019 Annuity Trust, of which Mr. Roberts is a partial beneficiary, (ii) 33,334 shares of common stock underlying stock options that are exercisable or will become exercisable within 60 days, and (iii) 55,541 shares of common stock underlying stock warrants that are exercisable or will become exercisable within 60 days. Does not include 436,720 shares of common stock underlying unvested restricted stock awards.

(2)
Includes 10,066 shares of common stock underlying stock options that are exercisable or will become exercisable within 60 days. Does not include 6,601 shares of common stock underlying unvested stock options or 181,016 shares of common stock underlying unvested restricted stock awards.

(3)	Does not include 156,016 shares of common stock underlying unvested restricted stock awards.
(4)	Does not include 130,000 shares of common stock underlying unvested restricted stock awards.
(5)
Includes (i) 62,470 shares of common stock held by Trajectory Capital, LLC, over which Mr. Bordes has voting and dispositive power, and (ii) 513,638 shares of common stock underlying stock warrants that are exercisable or will become exercisable within 60 days.

(6)	Includes 612,579 shares of common stock underlying options or warrants that are exercisable or will become exercisable within 60 days

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Financial Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:
•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party; and
•	the purpose of, and the potential benefits to us of, the transaction.
The audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:
•
interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (i) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (ii) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (iii) the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation, as amended and restated, or bylaws.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter. We have a written policy regarding the review and approval of related person transactions. With respect to such transactions, it is our policy for our board of directors to consider the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests. In addition, all related person transactions required prior approval, or later ratification, by our board of directors.
Related Party Transactions
There were no related party transactions during the year ended December 31, 2021.
STOCKHOLDER PROPOSALS
Our annual meeting of stockholders is generally held in June of each year. If you wish to submit a proposal to be included in our Proxy Statement for our 2023 Annual Meeting of Stockholders, proposals must be submitted by eligible stockholders who have complied with the relevant rules of the SEC and must be delivered to our principal executive office, using the address set forth below. A stockholder’s notice must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2023 Annual Meeting. Pursuant to our bylaws, stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof. To be timely, a stockholder wishing to nominate a candidate for election to the board of directors, or make a proposal at the 2023 Annual Meeting that will not be considered for inclusion in the Company’s proxy materials, is required to give appropriate written notice to the Secretary of the Company, which must be received by the Company between 90 to 120 days before May 25, 2023, the first anniversary of the 2022 Annual Meeting. If the meeting date for the 2023 Annual Meeting is later scheduled to be on a day more than 30 days prior to or 30 days later than May 25, 2023, stockholders are allowed to submit a notice of nomination or proposal any time before the later of (1) 90 days before the meeting, or (2) the tenth day following notice of the annual meeting.
A nomination or proposal that does not supply adequate information about the nominee or proposal and the stockholder making the nomination or proposal will be disregarded. All proposals or nominations should be addressed to: Kubient, Inc., c/o Joshua Weiss, Chief Financial Officer, 500 7th Avenue, 8th Floor New York, New York 10018.
EXPENSES OF SOLICITATION
All costs incurred in the solicitation of Proxies for the Meeting will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telefax or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of common stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.
ADDITIONAL INFORMATION AVAILABLE
Upon the written request of any stockholder, the Company will furnish, without charge, a copy of the Company’s 2021 Annual Report on Form 10-K, as filed with the SEC, including the financial statements and schedules thereto. The request should be directed to the Secretary at the Company’s offices indicated above.
The Company’s 2021 Annual Report on Form 10-K accompanies this Proxy Statement. The Annual Report on Form 10-K, which includes financial statements, does not form and is not to be deemed part of this Proxy Statement.
OTHER BUSINESS
As of the date of this Proxy Statement, the board of directors and management are not aware of any other matter, other than those described herein, which will be presented for consideration at the Meeting. Should any other matter requiring a vote of the stockholders properly come before the Meeting or any adjournment thereof, the enclosed Proxy confers upon the persons named in and entitled to vote the shares represented by such Proxy discretionary authority to vote the shares represented by such Proxy in accordance with their best judgment in the interest of the Company on such matters. The persons named in the enclosed Proxy also may, if it is deemed advisable, vote such Proxy to adjourn the Meeting from time to time.

Please sign, date and return promptly the enclosed Proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States.
By Order of the Board of Directors,

/s/ Paul Roberts

Paul Roberts
Chief Executive Officer, Chief Strategy Officer, President and Chairman
New York, New York
April 15, 2022

KUBIENT, INC.
500 7TH AVE
8TH FLOOR
NEW YORK, NY 10018

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on May 24, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KBNT2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on May 24, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D82007-P74486

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KUBIENT, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Paul Roberts	☐	☐	☐
1b. Jonathan Bond	☐	☐	☐
1c. Peter Anthony Bordes, Jr.	☐	☐	☐
1d. Grainne Coen	☐	☐	☐
1e. Elisabeth H. DeMarse	☐	☐	☐
1f. Lawrence Harris	☐	☐	☐
1g. Jeannie Mun	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To ratify the appointment of Marcum LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022;	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D82008-P74486

KUBIENT, INC.
Annual Meeting of Shareholders
May 25, 2022, at 2:00 PM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Paul Roberts and Joshua Weiss, or either of them, as proxies, each with the power to appoint (his) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KUBIENT, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:00 PM EDT on May 25, 2022, at www.virtualshareholdermeeting.com/KBNT2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side